Exhibit 99.1

   Gastar Exploration Announces Results of Operations For the Quarter and Year
     Ended December 31, 2005; Reports Higher Production, Revenues and EBITDA

     HOUSTON--(BUSINESS WIRE)--March 31, 2006--Gastar Exploration Ltd. (AMEX:GST) (TSX:YGA) reported a net loss attributable to common shares for the three months ended December 31, 2005 of $4.8 million, or $0.03 per basic and diluted common share, compared to a net loss of $9.4 million, or $0.08 per basic and diluted common share, for the three months ended December 31, 2004. The 2004 quarterly loss included an impairment of natural gas and oil properties of $6.3 million. Total revenues for the three months ended December 31, 2005 were $9.9 million, an increase of $5.5 million, as compared to revenues of $4.4 million for the 2004 comparable period. Of the 2005 quarterly increase in revenues, 45% was the result of increases in the quarterly production, and 55% was attributable to higher prices. Average daily production for the three months ended December 31, 2005 was 13.0 million cubic feet of natural gas equivalents per day ("MMcfed"), compared to 8.2 MMcfed for the three months ended December 31, 2004. EBITDA, as defined below, for the three months ended December 31, 2005 was $4.7 million, up from EBITDA of $1.1 million for the three months ended December 31, 2004.
     Gastar reported a net loss attributable to common shares for the year ended December 31, 2005 of $25.7 million, or $0.20 per basic and diluted common share, compared to a net loss of $12.8 million, or $0.12 per basic and diluted common share, for the year ended December 31, 2004. The net loss for 2005 and 2004 includes impairment of natural gas and oil properties of $8.7 million and $6.3 million, respectively. Total revenues for the year ended December 31, 2005 were $27.4 million, an increase of $21.3 million, as compared to revenues of $6.1 million for the 2004 comparable period. Of the 2005 annual increase in revenues, 68% was the result of increases in the production, and 32% was attributable to higher prices. Average daily production for the year ended December 31, 2005 was
10.5 MMcfe, compared to 3.1 MMcfed for the year ended December 31, 2004. EBITDA for the year ended December 31, 2005 was $12.3 million, up from EBITDA of $63,000 for the year ended December 31, 2004.
     Total proved reserves as of December 31, 2005 were 33.0 Bcf of natural gas and 1,000 barrels of oil. The present value of estimated future cash flows before income taxes as of December 31, 2005, based on the weighted average natural gas and oil prices after basis adjustments of $56.00 per barrel and $7.39 per Mcf and discounted at 10% per annum, was $91.3 million.
     J. Russell Porter, Gastar's President and Chief Executive Officer, made the following comment, "We are pleased with our reported increases in production, revenue and EBITDA. We anticipate continued improvement in operating results during 2006 as we implement a more active drilling program in the deep Bossier play and on our Australian coal bed methane properties. Our 2006 Donelson #1 discovery is currently producing at an approximate gross rate of 7.5 MMcfd (net
5.6 MMcfd) and appears to be stabilizing from the initial gross production rate of 11 MMcfd. The Donelson #1 is our first commercial production in the lower Bossier sands and appears to support Gastar's overall geologic and geophysical model in these formations."
     Gastar Exploration Ltd. is an independent exploration and production company focused on finding and developing natural gas assets in North America and Australia. The Company pursues a balanced strategy combining select higher risk, deep natural gas exploration prospects with lower risk CBM development projects. Gastar owns and operates exploration and development acreage in the Deep Bossier natural gas play of East Texas and in the deep Trenton-Black River play in the Appalachian Basin. Gastar's CBM activities are conducted within the Powder River Basin of Wyoming and upon the approximate 3.4 million acres controlled by Gastar and its joint development partners in PEL 238, located in the Gunnedah Basin of New South Wales, and in EL 4416, located in the Gippsland Basin of Victoria, Australia.

     Safe Harbor Statement and Disclaimer

     This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of to natural gas and oil wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to natural gas and oil prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices and other risk factors as described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.
     In connection with the filing of Gastar's Annual Report on Form 10-K with the Securities and Exchange Commission, the Company is also filing on SEDAR at www.sedar.com its annual certifications of the Chief Executive Officer and the Chief Financial Officer as to the effectiveness of the Company's controls over financial reporting and the fair presentation of the Company's financial statements; the report of the independent qualified reserves evaluator; the report of Gastar's directors and management on reserve data; and the Company's Annual Report on Form 10-K; with specific sections of the Form 10-K regarding Managements Discussion and Analysis of Financial Condition and Results of Operations and a reconciliation of accounting principles generally accepted in the United States to accounting principles generally accepted in Canada being set out separately.
     The American Stock Exchange and the Toronto Stock Exchange have not reviewed and do not accept responsibility for the adequacy or accuracy of this release.


                        GASTAR EXPLORATION LTD.
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                              For the Three            For the
                              Months Ended           Years Ended
                               December 31,          December 31,
                          --------------------- ---------------------
                            2005       2004       2005       2004
                          ---------- ---------- ---------- ----------
                               (unaudited)
                            (in thousands, except per share amounts)

REVENUES                     $9,946     $4,371    $27,442     $6,059

EXPENSES:
 Lease operating,
  transportation and
  selling                     2,886      1,063      6,910      2,000
 Depletion, depreciation
  and amortization            4,851      2,483     13,914      3,233
 Impairment of natural
  gas and oil properties          -      6,306      8,697      6,306
 Accretion of asset
  retirement obligations         31         15        109         52
 Mineral resource
  properties                      2          -         65         32
 General and
  administrative              2,713      2,107      8,710      4,023
                          ---------- ---------- ---------- ----------
       Total Expenses        10,483     11,974     38,405     15,646
                          ---------- ---------- ---------- ----------

LOSS FROM OPERATIONS           (537)    (7,603)   (10,963)    (9,587)

OTHER (EXPENSES) INCOME:
 Interest expense            (4,554)    (1,719)   (15,261)    (3,248)
 Investment income and
  other                         405         41        492         56
 Foreign exchange gain
  (loss)                        (85)      (104)        40          3
                          ---------- ---------- ---------- ----------
Loss before income taxes     (4,771)    (9,385)   (25,692)   (12,776)
 Provision for income
  taxes                           -          -          -          -
                          ---------- ---------- ---------- ----------
NET LOSS                    $(4,771)   $(9,385)  $(25,692)  $(12,776)
                          ---------- ---------- ---------- ----------
                          ---------- ---------- ---------- ----------

NET LOSS PER SHARE:
 Basic and diluted           $(0.03)    $(0.08)    $(0.20)    $(0.12)
                          ---------- ---------- ---------- ----------
                          ---------- ---------- ---------- ----------

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING:
 Basic and diluted          153,558    113,390    129,399    111,374
                          ---------- ---------- ---------- ----------
                          ---------- ---------- ---------- ----------




           PRODUCTION, PRICES, OPERATING EXPENSES AND EBITDA

                                    For the Three        For the
                                     Months Ended      Years Ended
                                     December 31,      December 31,
                                  ----------------- -----------------
                                    2005     2004     2005     2004
                                  -------- -------- -------- --------
Production:
 Natural gas (MMcf)               1,195.2    755.0  3,810.0  1,108.0
 Oil and condensate (MBbls)           0.3      0.7      1.9      1.8
   Total (MMcfe)                  1,197.0    759.2  3,821.5  1,118.8

 Natural gas (MMcfd)                 13.0      8.2     10.5      3.0
 Oil and condensate (MBod)            0.0      0.0      0.0      0.0
   Total (MMcfed)                    13.0      8.2     10.5      3.1

Average sales price:
 Natural gas (per Mcf)              $8.31    $5.75    $7.18    $5.40
 Oil and condensate (per Bbl)      $54.03   $43.74   $50.85   $40.08

EBITDA (in thousands)              $4,665   $1,138  $12,289      $63


(1) EBITDA represents earnings before interest expense, accretion of asset retirement obligations, depletion, depreciation and amortization, impairment of natural gas and oil properties and provision for income taxes. We have reported EBITDA because we believe EBITDA is a measure commonly reported and widely used by investors as an indicator of a company's operating performance and ability to incur and service debt. We believe EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly depending upon accounting methods. EBITDA is not a calculation based on U.S. generally accepted accounting principles and should not be considered an alternative to net income (loss) in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in our statements of cash flows. Investors should carefully consider the specific items included in our computation of EBITDA. While we have disclosed our EBITDA to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDA as reported by us may not be comparable in all instances to EBITDA as reported by other companies. EBITDA amounts may not be fully available for management's discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.



A reconciliation of net loss to EBITDA for the periods indicated is presented below.

                                 For the Three          For the
                                 Months Ended         Years Ended
                                  December 31,        December 31,
                              ------------------- -------------------
                                2005      2004      2005      2004
                              --------- --------- --------- ---------
                                           (in thousands)
Net loss for the period        $(4,771)  $(9,385) $(25,692) $(12,776)
Interest expense                 4,554     1,719    15,261     3,248
Accretion of asset retirement
 obligations                        31        15       109        52
Depletion, depreciation and
 amortization                    4,851     2,483    13,914     3,233
Impairment of natural gas and
 oil properties                      -     6,306     8,697     6,306
Provision for income taxes           -         -         -         -
                              --------- --------- --------- ---------
 EBITDA                         $4,665    $1,138   $12,289       $63
                              --------- --------- --------- ---------
                              --------- --------- --------- ---------


     CONTACT: Gastar Exploration Ltd., Houston
              J. Russell Porter, 713-739-1800
              fax: 713-739-0458
              email: rporter@gastar.com
              website: www.gastar.com